UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2011
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
     Effective February 1, 2011, amendments were made to the change of control arrangements for the named executive officers and other employees of Noble Energy, Inc. (the “Company”) for the purpose of eliminating certain tax gross-up payment obligations of the Company to such individuals.
     Each of the following named executive officers is a party to a Change of Control Agreement (the “Individual Agreements”) with the Company: Charles D. Davidson, Chairman and Chief Executive Officer; David L. Stover, President and Chief Operating Officer; and Susan M. Cunningham, Senior Vice President — Exploration.
     Kenneth M. Fisher, Senior Vice President and Chief Financial Officer, and Rodney D. Cook, Senior Vice President — International, are not parties to an Individual Agreement but participate in the Company’s Change of Control Severance Plan for Executives (the “Executive Plan”). Messrs. Davidson and Stover and Ms. Cunningham do not participate in the Executive Plan.
     The Individual Agreements and Executive Plan provide for severance benefits in the event that a named executive officer’s involuntary separation from service occurs (other than by reason of death, disability or a termination by the Company for cause) within two years after a change of control of the Company. If such a separation from service occurs, the named executive officer is entitled to receive certain severance benefits, including a lump sum payment equal to a multiple of his or her annual cash compensation.
     Prior to the February 1, 2011 amendments, the Individual Agreements and the Executive Plan each contained a tax gross-up provision that obligated the Company to pay an additional amount to the named executive officer if his or her benefits under an Individual Agreement, the Executive Plan or any other Company arrangement were subject to the tax imposed on excess parachute payments by Section 4999 of the Internal Revenue Code. The amendments to the Individual Agreements and the Executive Plan eliminate this tax gross-up provision. As amended, the Individual Agreements and the Executive Plan now require the Company either (1) to reduce the amount of certain severance benefits otherwise payable under the Individual Agreement or the Executive Plan so that the severance benefits payable thereunder will not be subject to the tax imposed by Section 4999 of the Internal Revenue Code, or alternatively, (2) to pay the full amount of the severance benefits payable under the Individual Agreement or the Executive Plan (but with no tax gross-up), whichever produces the better after-tax result for the named executive officer.
     The amendment to the Executive Plan is subject to the existing provision of the Executive Plan that provides that such amendment will not be effective with respect to the named executive officer if (1) a change of control of the Company occurs within the first year following the adoption of such amendment, and (2) such amendment adversely affects the benefits or protections that were provided by the Executive Plan to the named executive officer prior to such amendment.
     The amendments to the Individual Agreements also provide that during the first year following a change of control of the Company, the Company must provide the named executive officer with 30 days advance written notice of his or her involuntary separation from service for a reason other than death, disability or a termination by the Company for cause.
     Copies of the amendments to the Executive Plan and the Individual Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed as part of this current report on Form 8-K:
10.1	Amendment to the Noble Energy, Inc. Change of Control Severance Plan for Executives dated effective February 1, 2011.

10.2	Amendment to the Noble Energy, Inc. Change of Control Agreement dated effective February 1, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: February 4, 2011	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to the Noble Energy, Inc. Change of Control Severance Plan for Executives dated effective February 1, 2011.
10.2	Amendment to the Noble Energy, Inc. Change of Control Agreement dated effective February 1, 2011.